UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                 Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EDGAR ONLINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    , 2010

Dear Stockholder:

On behalf of the Board of Directors of EDGAR Online, Inc., I cordially invite you to attend our 2010 Annual Meeting of Stockholders, which will be held on June 22, 2010, at 10:00 A.M. (local time) at our offices at 122 East 42nd Street, Suite 2400, New York, New York 10168.

At this year’s meeting, you will be asked: (i) to elect seven directors to serve on the Board of Directors of the Company until the Company’s 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal; (ii) to approve and adopt an amendment to the Company’s 2005 Stock Award and Incentive Plan to increase the number of shares of Common Stock available for award under such Plan; (iii) to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock thereunder; (iv) to approve and ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and (v) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

We have attached a notice of meeting and a proxy statement that contains more information about these proposals.

You will also find enclosed a proxy card appointing proxies to vote your shares at the Annual Meeting. Please sign, date and return your proxy card as soon as possible so that your shares can be represented and voted in accordance with your instructions, even if you cannot attend the Annual Meeting in person.

Sincerely,

Philip D. Moyer

President and Chief Executive Officer

EDGAR® ONLINE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2010

TO THE STOCKHOLDERS OF EDGAR ONLINE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online” or the “Company”), will be held at the Company’s offices, 122 East 42nd Street, Suite 2400, New York, New York 10168, on June 22, 2010, at 10:00 A.M. (local time) for the following purposes:

(1) To elect seven members to the Company’s Board of Directors (the “Board of Directors”) to serve until the Company’s 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

(2) To consider and act upon a proposal to authorize, approve and adopt an amendment to the Company’s 2005 Stock Award and Incentive Plan (the “2005 Plan”) to increase the number of shares of Common Stock available for award under the 2005 Plan;

(3) To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock thereunder;

(4) To ratify the appointment of BDO Seidman, LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and

(4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached to and made a part of this Notice. The Board of Directors has fixed April 23, 2010, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting in the manner set forth in the Proxy Statement. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

The Proxy Statement and the accompanying proxy card are being mailed beginning on or about                     , 2010, to stockholders of record on April 23, 2010.

By Order of the Board of Directors

Philip D. Moyer

President and Chief Executive Officer

New York, New York

                    , 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

EDGAR ONLINE, INC.

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2010

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or “Board”) of EDGAR Online, Inc., a Delaware corporation (“EDGAR Online” or “the Company,” “we,” “our” or “us”), for use at the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 A.M. (local time) on June 22, 2010, at the Company’s offices, 122 East 42nd Street, Suite 2400, New York, New York 10168, and any adjournment or postponement thereof. This proxy statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, are being mailed on or about                     , 2010 to stockholders as of April 23, 2010, the record date for the Annual Meeting (the “Record Date”), holding voting shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or outstanding shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), who are entitled to vote on an as-converted basis at the Annual Meeting and at any adjournments or postponements thereof on all matters.

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of EDGAR Online for use at the Annual Meeting and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay the expenses of persons holding Common Stock on behalf of others for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

What voting rights do I have as a stockholder?

On each matter to be voted on, holders of Common Stock have one vote for each outstanding share of Common Stock they own as of the Record Date. Holders of Series B Preferred outstanding as of the close of business on the Record Date will be entitled to vote on an as-converted basis each share held by them on the Record Date. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 26,952,352 shares of Common Stock outstanding and entitled to vote and 60,000 shares of Series B Preferred outstanding and entitled to vote. As of the Record Date the Preferred Stock was convertible into an aggregate of 11,199,727 shares of Common Stock. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote (i) in person at the Annual Meeting or (ii) by completing and submitting your proxy card.

If you are a stockholder of record, the proxy holders will vote your Common Stock or your Series B Preferred, as the case may be, based on your directions. If you sign and return your proxy card, but do not properly direct how your Common Stock or your Series B Preferred, as the case may be, should be voted, the proxy holders will vote “FOR” each of the four proposals listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold Common Stock or Series B Preferred through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. Your broker or nominee may provide separate voting instructions, if any, with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by (i) submitting another properly completed proxy card with a later date; (ii) sending a written notice to our Secretary prior to the commencement of the Annual Meeting; or (iii) attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify an EDGAR Online representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve the election of the seven directors?

The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes, if any, will have no effect on the election of directors. “Broker non-votes” occur when brokers or nominees who hold shares notify us on a proxy card or otherwise in accordance with industry practice that they have not received voting instructions with respect to a particular matter and that they lack or have declined to exercise voting authority with respect to such matter as to such shares.

What vote is required to approve the proposed amendment to the Company’s 2005 Stock Award and Incentive Plan, the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation and the ratification of the appointment of the auditors?

The affirmative vote of the holders of a majority of our outstanding shares of Common Stock and Series B Preferred on an as-converted basis, voting together as a single class, is required to approve the proposal to amend the Company’s Amended and Restated Certificate of Incorporation. Thus, stockholders who abstain from voting will in effect be voting against the proposal. Broker non-votes will also have the effect of a vote against the proposal.

The affirmative vote of a majority of holders of our outstanding shares of Common Stock and Series B Preferred on an as-converted basis, voting together as a single class, present in person or by proxy at the meeting is required to approve the proposals to amend the Company’s 2005 Stock Award and Incentive Plan and to ratify the appointment of the auditors. Thus, stockholders who abstain from voting will in effect be voting against the proposal. Broker non-votes, if any, are not deemed to be “present” and thus have no effect on the outcomes of these votes.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if stockholders holding at least a majority of the aggregate voting power of Common Stock outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. With 26,952,352 votes outstanding as of the close of business on the Record Date, the presence of stockholders representing at least 13,476,177 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on June 22, 2010

This proxy statement and our 2009 annual report to stockholders are available at

http://www.edgar-online.com/About/InvestorRelations/ProxyMaterials.aspx.

STOCKHOLDER PROPOSALS

Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at our 2011 Annual Meeting of Stockholders must be received by us at our corporate headquarters between                      and                      in order to be considered at that meeting. This notice requirement does not apply to (i) any stockholder holding at least twenty-five percent (25%) of our outstanding Common Stock or (ii) any stockholder who has an agreement with us for the nomination of a person or persons for election to the Board of Directors. A copy of the full text of the By-law provisions discussed above may be obtained by writing to our Secretary at our corporate headquarters.

In addition to our By-law provisions, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2011 Annual Meeting of Stockholders must be received by our Secretary at our corporate headquarters no later than                      in order to be considered for inclusion in our proxy materials for that meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s By-laws provide that the number of directors constituting the Board of Directors shall be seven, or such other number as fixed by the Board of Directors from time to time. The Board of Directors reserves the right to increase or reduce the size of the Board of Directors as provided in the Company’s By-laws.

At the Annual Meeting, the stockholders will elect seven directors, of whom two (nominees John M. Connolly and Jeffrey Schwartz) will be elected by the holders of our Series B Preferred, voting separately as a class. The nominees other than Messrs. Connolly and Schwartz have been recommended by the Nominating Committee of the Board of Directors. All of the elected directors will serve a one-year term until the 2011 Annual Meeting of Stockholders or until a successor is elected or appointed and qualified or until such director’s earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted “FOR” the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, seven directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the Annual Meeting who are present in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE

NOMINEES NAMED BELOW.

INFORMATION CONCERNING NOMINEES

Certain information about each of the seven nominees (including the two nominees to be elected by the holders of the Series B Preferred) is set forth below. This information sets forth the experience, qualifications, attributes and skills that led the Nominating Committee to recommend these candidates for nomination, and the Board of Directors to conclude that these nominees should serve as members of our Board of Directors. Each nominee (except Alfred R. Berkeley, III) has served continuously as a member of the Board of Directors since his first election as indicated below.

Name	Age	Position	Director Since
Philip D. Moyer	44	President, Chief Executive Officer and Director	2007
Mark Maged (1)	78	Chairman of the Board	1999
Alfred R. Berkeley, III	65	Nominee for Director	N/A
John M. Connolly	58	Director	2010
Richard L. Feinstein (1)(3)	66	Director	2003
William J. O’Neill, Jr. (2)(3)	67	Director	2007
Jeffrey Schwartz (1)(2)	45	Director	2010

(1)	Member of the Nominating Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee

Philip D. Moyer joined us as President in April of 2007 and has served as our CEO since July 2007. Prior to working for EDGAR Online, Mr. Moyer was in small capital, early stage private equity and venture capital with Cassini Capital and as an Entrepreneur in Residence at Safeguard Scientifics. In his role with Cassini Capital, he was a co-owner of Cassiopae, an asset backed security servicing software provider. From 1991 to

2005, Mr. Moyer was at Microsoft managing teams in sales, consulting, support, partner channels and technology. His most recent roles at Microsoft were General Manager of the Professional Services Industry (Accounting, Legal, Outsourcing, and Human Resources customers), General Manager of Global Customers, and General Manager of the East Region Enterprise Services Organization (Consulting, Support, Partners, & Technology Specialists). Prior to joining Microsoft, he was a co-founder of Orion Systems Group, a software company which was subsequently sold to Sungard. He started his career at GE Aerospace. Mr. Moyer holds a B.S in Computer Science from the University of Pittsburgh and is on the advisory Board of Safeguard Scientifics and on the Board of XBRL.US.

Mark Maged has been a member of the Board of Directors since March 1999 and became Chairman in July 2007. Since 1992, Mr. Maged, either individually or as Chairman of MJM Associates, LLC, has engaged in various private investment banking activities in the U.S. and internationally. Earlier in his career he was Chief Executive of Schroders, Incorporated, the U.S. arm of the international merchant bank, Schroders Plc. and also a member of the Board and Group Management Committee of Schroders Plc. Mr. Maged received a B.S.S. from the College of the City of New York and an M.A. and L.L.B. from Harvard University.

Alfred R. Berkeley, III is currently the Chairman of Pipeline Financial Group, Inc., the parent of Pipeline Trading Systems, L.L.C., an equity trading brokerage service. Prior to that, he was Vice Chairman of The NASDAQ Stock Market, Inc. from July 2000 through July 2003 and President from 1996 until 2000. Mr. Berkeley was the Chairman of XBRL US, the non-profit organization established to set data standards for the modernization of the SEC’s EDGAR reporting system until 2008 and is now on its Board of Directors. He also is currently a director of ACI Worldwide, Inc., a payment services software company, a position he has held since 2008. Mr. Berkeley is the Vice Chairman of the President’s National Infrastructure Advisory Council and from 2003 to 2009, served as Vice Chairman of the Nomination Evaluation Committee for the National Medal of Technology and Innovation which makes candidate recommendations to the Secretary of Commerce. Mr. Berkeley received a B.A. from the University of Virginia and an M.B.A. from the Wharton School at the University of Pennsylvania.

John M. Connolly has been a member of the Board of Directors since January 2010. Mr. Connolly is currently an Operating Partner of Bain Capital Ventures, the Boston-based venture capital affiliate of Bain Capital, a private investment firm with approximately $65 billion of assets under management worldwide. Prior to joining Bain Capital Ventures in 2009, Mr. Connolly was President, Chief Executive Officer, and Chairman of M|C Communications, a company that is the leading provider of continuing medical education in the United States. Prior to M|C, from 2004 through March 2007, Mr. Connolly was President and Chief Executive Officer of Institutional Shareholder Services, a subsidiary of RiskMetrics, which provides proxy voting, corporate governance, compliance, and risk management solutions. Mr. Connolly received his B.A. from St. Norbert College and also his Executive Education Degree from the Executive Education Program at INSEAD which is located in Fontainebleau, France.

Richard L. Feinstein has been a member of the Board of Directors since April 2003. Mr. Feinstein, a retired partner of KPMG LLP, is currently a private consultant providing management and financial advice to clients in a variety of industries. From April 2004 to December 2004, Mr. Feinstein, as a consultant, served as Chief Financial Officer for Image Technology Laboratories, Inc. (OTCBB: IMTL) a developer and provider of radiological imaging, archiving and communications systems. From December 1997 to October 2002, Mr. Feinstein was a Senior Vice President and Chief Financial Officer for The Major Automotive Companies, Inc. (Pink Sheets: MJRC.PK), formerly a diversified holding company, but now engaged solely in retail automotive dealership operations. Since September 2009, Mr. Feinstein has served on the Board and as Chief Financial Officer of USA Fitness Corps, a startup not-for-profit organization, engaged in fighting childhood obesity through physical fitness and nutrition education, coached, mentored and trained by returning military veterans. Beginning in February 2010, Mr. Feinstein has served on the Board (Chair of the Audit Committee) of ‘mktg, inc.’ (Nasdaq:cmkg), an integrated sales promotional and marketing services company. Mr. Feinstein, a certified public accountant, received a B.B.A. degree from Pace University.

William J. O’Neill, Jr. has been a member of the Board of Directors since June 2007. He is currently the Dean of the Sawyer Business School at Suffolk University in Boston, Massachusetts. Prior to this appointment, Mr. O’Neill spent thirty years (1969-1999) with the Polaroid Corporation where he held the positions of Executive Vice President of the Corporation, President of Corporate Business Development and Chief Financial Officer. Mr. O’Neill was also previously a Senior Financial Analyst at Ford Motor Company. Mr. O’Neill was a Trustee at the Dana Farber Cancer Institute and is currently a member of the Massachusetts Bar Association as well as a member of the Board of Directors of the Greater Boston Chamber of Commerce. Mr. O’Neill is Chairman of the Board of AdvanSource Biomaterials (AMEX: ASB) and has been a director there since 2004. Mr. O’Neill is currently a director of Concord Camera Corp. (NASDAQ: LENS). Mr. O’Neill earned a B.A. at Boston College in mathematics, an M.B.A. in finance from Wayne State University and a J.D. from Suffolk University Law School.

Jeffrey Schwartz has been a member of the Board of Directors since January 2010. Mr. Schwartz is a Founding Partner and Managing Director of Bain Capital Ventures, the Boston-based venture capital affiliate of Bain Capital, a private investment firm with approximately $65 billion of assets under management worldwide. Mr. Schwartz’s current and past portfolio company Board responsibilities include Appriss, Gamelogic, Nomis Solutions, Profitlogic (sold to ORCL), Regulatory Data Corporation, Soleil Securities, Taleo (NASDAQ; TLEO), Thor Technologies (sold to ORCL), LogicSource, and The Receivables Exchange. Prior to joining Bain Capital at the beginning of 2000, Mr. Schwartz was a portfolio manager at Wellington Management Company where he managed public equity funds. He also served in the Equity Capital Markets Group of Merrill Lynch. Mr. Schwartz serves on the Board of Noble and Greenough School and MetroLacrosse. He received a bachelor’s degree in economics from Dartmouth College and a M.B.A. from Harvard Business School.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held 12 meetings and took one action by written consent during 2009. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Each director attended or participated in 75% or more of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2009. Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board of Director meetings and meetings of committees on which such director is a member. Each director attended last year’s annual meeting of stockholders, and members of the Board of Directors are encouraged to attend the annual meeting each year. Our Board of Directors has concluded that a majority of our Board of Directors, specifically Ms. DeMarse and Messrs. Connolly, Feinstein, Maged, Mellinger, O’Neill and Schwartz, qualify as “independent” within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). In reaching its conclusions regarding Messrs. Connolly and Schwartz, the Board did consider the fact that they were appointed in accordance with the rights of the holders of our Series B Preferred (currently Bain Capital Ventures) to cause two directors to be elected to the Board of Directors. Messrs. Schwartz and Connolly are principals of Bain Capital Ventures as discussed below. Individuals may communicate directly with members of the Board of Directors or members of the Board of Directors’ standing committees by writing to the following address: EDGAR Online, Inc., 122 East 42nd Street, Suite 2400, New York, New York 10168, Attention: Corporate Secretary.

The Corporate Secretary will summarize all correspondence received and periodically forward summaries to the Board of Directors. Members of the Board of Directors may, at any time, request copies of any such correspondence. Communications may be addressed to the attention of the Board of Directors, a standing committee of the Board of Directors, or any individual member of the Board of Directors or a committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

Audit Committee

The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including selecting the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the accountants, the performance of the independent registered public accounting firm and the Company’s accounting practices. The members of the Audit Committee currently are Ms. DeMarse and Messrs. Feinstein, and O’Neill, each of whom is a non-employee director and, as required by Nasdaq, qualifies as “independent.” The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with U.S. Securities and Exchange Commission (“SEC”) rules, including that the person meets the relevant definition of an “independent director.”

Richard L. Feinstein, the Chairman of the Audit Committee, is the independent director who has been determined by our Board of Directors to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Feinstein’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Feinstein any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. The Board of Directors has also determined that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee held eight meetings during 2009. On June 12, 2000, the Board of Directors adopted a charter for the Audit Committee. Subsequently, on March 23, 2004, the Board of Directors adopted an Amended and Restated Audit Committee Charter, a copy of which is available on our website at www.edgar-online.com.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge our Board’s responsibilities relating to compensation and benefits of our officers and directors. The Compensation Committee reviews and approves the compensation and benefits of the Company’s key executive officers, administers the Company’s employee benefit plans and makes recommendations to the Board of Directors regarding such matters. The current members of the Compensation Committee are Ms. DeMarse and Messrs. Mellinger, O’Neill and Schwartz, each of whom is independent within the meaning of the director independence standards of Nasdaq. Mr. O’Neill serves as the Chairman of the Compensation Committee. The Compensation Committee took one action by written consent during 2009.

The functions of our Compensation Committee include:

•	Designing and implementing competitive compensation policies to attract and retain key personnel;

•	Reviewing and formulating policy and determining or making recommendations to our Board of Directors regarding compensation of our executive officers;

•	Administering our equity incentive plans and granting or recommending grants of equity awards to our executive officers and directors under these plans; and

•	Reviewing and establishing Company policies in the area of management perquisites.

Our Chief Executive Officer does not participate in the determination of his own compensation. However, he makes recommendations to, and participates in deliberations with our Compensation Committee regarding the amount and composition of the compensation of our other officers. The Compensation Committee operates under a formal Compensation Committee Charter, which is available on our website at www.edgar-online.com, and contains a detailed description of such Committee’s duties and responsibilities

Nominating Committee

The Nominating Committee reviews and assesses the composition of the Board of Directors, assists in identifying potential new candidates for director and nominates candidates for election to the Board of Directors. The Nominating Committee currently consists of Ms. DeMarse and Messrs. Feinstein, Maged and Schwartz, each of whom is independent within the meaning of the director independence standards of Nasdaq. The Nominating Committee held one meeting during 2009.

The Nominating Committee operates under a formal Nominating Committee Charter, which is available on our website at www.edgar-online.com, and contains a detailed description of such Committee’s duties and responsibilities. As more fully described in its charter, the functions of the Nominating Committee include identifying individuals qualified to become directors and making recommendations to the Board of Directors for the selection of such candidates for directorship, with the goal of assembling a Board of Directors that brings the Company a variety of perspectives and skills derived from business and professional experience.

Candidates for Nomination

Candidates for nomination as director come to the attention of our Nominating Committee from time to time through incumbent directors, management, stockholders or third parties. In addition, the holders of our Series B Preferred are entitled to elect two directors to the Board, and in connection with this right have caused the nominations of, and intend to elect, Messrs. Connolly and Schwartz. Mr. Schwartz will serve on the nominating and compensation committees of the Board. These candidates may be considered at meetings of our Nominating Committee at any point during the year. Such candidates are evaluated against the criteria set forth below. If our Nominating Committee believes at any time that it is desirable that our Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if our Nominating Committee believes it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate director candidates recommended by stockholders in light of the Committee’s criteria for the selection of new directors. Such criteria include:

•	the appropriate size of our Board and its committees;

•	the perceived needs of our Board for particular skills, background and business experience;

•

the skills, background, reputation, and business experience of nominees compared, in a manner designed to enhance the diversity of the Board (though not by associating diversity with any particular qualities or attributes), to the skills, background, reputation, and business experience already possessed by other Board members;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

Any stockholder recommendation of a director candidate should include the name and address of the stockholder and the person nominated; a representation that the stockholder (1) is a holder of record of our Common Stock on the date of such notice, and (2) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the stockholder is making the nomination or nominations; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by our Board; and the consent of each nominee to serve as a director, if elected.

All director nominees must also complete a customary form of directors’ questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of our Nominating Committee. Any stockholder recommendation of a director candidate should be sent to EDGAR Online, Inc., 122 East 42nd Street, Suite 2400, New York, New York 10168, Attention: Corporate Secretary. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the Nominating Committee. In addition, any stockholder wishing to nominate a director for consideration at an annual meeting of stockholders must follow the procedures set forth in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee has the power and authority to engage the independent registered public accountants, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems through discussions with representatives of management, the independent registered public accountants and the accounting staff.

On February 9, 2010, the Audit Committee met to review the Company’s audited financial statements for 2009 as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee met with management to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 31, 2009. The Audit Committee also met with BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm, to discuss the financial statements.

The Audit Committee has received from BDO Seidman the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with BDO Seidman their independence from the Company and its management. The Audit Committee also received reports from BDO Seidman regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO Seidman and management. There were no differences of opinion reported between BDO Seidman and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee discussed with BDO Seidman all matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 31, 2010.

The Audit Committee plans to meet with BDO Seidman during the current fiscal year to review the scope of the 2010 audit and other matters.

Submitted by the Audit Committee:

Richard L. Feinstein, Chairman

Elisabeth DeMarse

William J. O’Neill, Jr.

CORPORATE GOVERNANCE AND RISK RELATED MATTERS

Leadership Structure of our Board of Directors

The Board of Directors may determine from time to time what leadership structure it believes is most beneficial to the Company, including whether the same individual should serve both as our Chairman and our Chief Executive Officer. In addition, the Board of Directors may choose to have a Lead Director. Currently, our Board of Directors has a Chairman of the Board, Mark Maged, who is independent of management. Mr. Maged’s primary role as Chairman is to provide effective leadership for our independent directors, and to interface on a frequent basis with management, thereby enhancing the ability of the Board of Directors to provide active and independent oversight of the Company’s operations.

In addition, the Board of Directors receives strong leadership from all of its independent members. The independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee, Compensation Committee and Nominating Committee. The Board believes that this open structure facilitates a strong sense of responsibility among our directors, as well as active and effective oversight by the independent directors of our operations and strategic initiatives, including the risks that may be attendant thereto. Our Board meetings generally include time for discussion of items not on the formal agenda.

Risk Oversight by our Board of Directors

The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks. Our Board of Directors also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management’s implementation of those initiatives.

In particular, our Audit Committee takes an active role in these matters, discussing with management and the Company’s independent auditor, as need be, items relating to risk assessment and risk management policies, including the Company’s major exposures to financial risk and the steps taken by management to monitor and mitigate such exposures. As appropriate, the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

The Company also believes that its risk management capabilities are enhanced by the ability of individuals to communicate directly with members of the Board of Directors or members of the Board of Directors’ standing committees, as discussed above.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this proxy statement are identified below. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board of Directors.

Name	Age	Position
Philip D. Moyer	44	President and Chief Executive Officer
Ronald Fetzer	46	Interim Chief Financial Officer
Diana Bourke	56	Chief Operations Officer
Stefan Chopin	51	Chief Technology Officer
Sue Bratone Childs	42	Executive Vice President, Marketing and Business Development

Philip D. Moyer: Please see Mr. Moyer’s full biography under Proposal One, Information Concerning Nominees.

Ronald Fetzer joined us as Interim Chief Financial Officer on April 12, 2010. From July 2007 through December 2009, Mr. Fetzer was Vice President of NexCen Brands, Inc. (NEXC.PK), an intellectual property management and franchising company. From November 1999 to June 2007, Mr. Fetzer was Chief Financial Officer at Bill Blass, Ltd., a luxury fashion manufacturing and licensing firm. He currently serves on the Boards of Directors of General Bearing Corp. (GNRL.PK), a manufacturer and importer of bearings and components, and Synergx Systems, Inc. (SYNX.PK), a provider of security and fire safety systems. Mr. Fetzer received an MBA in International Finance from Baruch College in 1991 and a BA in Accounting from Queens College in 1985.

As NexCen Brands, Inc. disclosed in its Annual Report on Form 10-K for the year ended December 31, 2009, on July 11, 2008, NexCen Brands, Inc. acquired all of the membership interests of Bill Blass, Ltd. LLC, a limited liability company that owned and operated the Bill Blass couture business (“Bill Blass Couture”) pursuant to a royalty-free license. Starting in January 2008, NexCen Brands, Inc. made loans, advances and investments of approximately $2.2 million to Bill Blass Couture. Following the sale of the Bill Blass licensing business, on December 31, 2008, Bill Blass Couture (which remained an indirect subsidiary of NexCen Brands, Inc.) filed for liquidation under Chapter 7 of the United States Bankruptcy Code. NexCen Brands, Inc. did not recover any of the $2.2 million of loans, advances or investments to Bill Blass Couture.

Diana Bourke joined us as Chief Operations Officer in March 2010. Prior to this appointment, Ms. Bourke was President and Chief Executive Officer of Inveshare Inc., formerly known as Swingvote Inc. Prior to joining Inveshare Inc., Ms. Bourke was the Executive Vice President and General Manager of Voting and Transaction Processing Services for Institutional Shareholder Services (“ISS”) from 2004 to 2007. Before joining ISS in 2004, Ms. Bourke had over 25 years business experience with a focus on technology and operations in a variety of industries. Ms. Bourke is currently a Member of the Board of Trustees of Trudeau Institute, a research institute specializing in basic research regarding the human immune system with a special focus on tuberculosis, located in Saranac Lake, New York. Ms. Bourke holds a B.A. in Economics and Philosophy and graduated Summa Cum Laude, Phi Beta Kappa from the University of Notre Dame.

Stefan Chopin was a member of the Board of Directors from 1996 until February 2004, when he was appointed Chief Technology Officer. Mr. Chopin was previously the President of Pequot Group Inc., a technology development company for the financial services industry. From October 1998 to November 2001, Mr. Chopin was the Senior Vice President of Technology for iXL Enterprises, Inc., an e-business solutions provider.

Sue Bratone Childs joined us in August 2004 and was promoted to Executive Vice President in April 2007. Ms. Childs was previously Director of New Business Development at The New School University from 2001 to 2004. Prior to that, Ms. Childs held positions at Simon & Schuster, Philip Morris and Condé Nast Publications, and has worked as a consultant in the areas of strategy and business development for media and information companies. Ms. Childs is a graduate of Colby College and Columbia University Business School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our Compensation Committee (for purposes of this analysis, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee works to ensure that the total compensation paid to the Named Executive Officers (as defined in the Summary Compensation Table below) is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The Committee believes that the compensation programs for executive officers should reflect our performance and the value created for our stockholders. In addition, the Committee believes that the compensation program should support our short-term and long-term strategic goals and values and should reward individual contributions to our success. The Committee works to ensure that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance with the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Our overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short and long-term financial performance and growth.

The Committee recognizes the critical role of our executive officers in the significant growth and success of the Company. Accordingly, our executive compensation policies are designed to: (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon our financial performance; (2) provide compensation that will attract and retain talented professionals; (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits; and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In its review of salary, bonuses and long-term incentive compensation for our executive officers, the Committee takes into account both the position and expertise of a particular executive, as well as the Committee’s understanding of the competitive compensation for similarly situated executives in the Company’s industry.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Named Executive Officers. Decisions regarding the compensation of other officers and employees are made by our President and Chief Executive Officer and our Chief Financial Officer.

Our President and Chief Executive Officer and our Chief Financial Officer annually review the performance of each Named Executive Officers (except that of our Chief Financial Officer who is reviewed by our President and Chief Executive Officer, and that of our President and Chief Executive Officer, whose performance is reviewed solely by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to such executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate our executives to achieve the business goals set by us and reward the executives for achieving such goals. A percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and non-cash, or short-term and long-term incentive compensation. Rather, the Committee reviews all relevant information to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

Compensation Consultant

In 2009, the Company, at the direction of the Compensation Committee, engaged Compensia, a California-based management consulting firm that provides executive advisory services to compensation committees and senior management of knowledge based companies. The nature and scope of Compensia’s engagement included (i) the development of an executive compensation peer group of companies of comparable size and industry to the Company, (ii) an assessment of the Company’s executive compensation programs based on an analysis of the peer group information and best practices based on client experience and data from Compensia’s proprietary data base and (iii) conducting a competitive executive compensation market analysis. The competitive executive compensation market analysis covered five senior positions and included direct comparison to industry and peer group data and included consideration of current and projected retention value of executive’s equity holdings. Compensia was directed to report to the Compensation Committee, take direction from the Compensation Committee Chairman and not engage directly with management on compensation or other projects unless in accordance with the scope of the engagement.

2009 Executive Compensation Components

For 2009, the principal components of compensation for the Named Executive Officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity compensation; and

•	perquisites and other benefits.

Base Salary

We provide the Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for the Named Executive Officers are determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the Named Executive Officers are based on the Committee’s assessment of the individual’s performance.

Performance-Based Incentive Compensation

Performance-based incentive compensation is intended to encourage the Named Executive Officers to achieve short-term goals that we believe are integrally linked to long-term value creation. The incentive award ranges are established annually by the Committee for the Named Executive Officers and management employees.

The business criteria used by the Committee in establishing performance goals applicable to performance awards to the Named Executive Officers are selected from among the following:

•	Sales or sales growth;

•	Expenses or expense ratios;

•	Operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	Net income or net income per common share (basic or diluted; including or excluding extraordinary items);

•	Return on assets, return on investment, return on capital, or return on equity;

•	Cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	Economic profit or value created;

•	Stock price or total stockholder return; and

•

Specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new projects, new products, or new ventures; customer satisfaction; staffing, training and development, succession planning or employee satisfaction; goals relating to acquisitions, divestitures, affiliates or joint ventures.

The overall assessment of the achievement of each Named Executive Officer’s goal determines the percent of the target award that will be paid to the executive as an annual incentive award.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

Performance-based incentive compensation was awarded to Philip D. Moyer, Stefan Chopin and Sue Bratone Childs for services rendered in 2009 based upon increased revenues and improved EBITDA in 2009 as compared to 2008

Long-Term Compensation

The Committee believes that equity-based compensation in the form of stock options and restricted stock links the interests of executives with the long-term interests of our stockholders, encourages executives to remain in our employ and maintains competitive levels of total compensation. We grant stock options and restricted stock in accordance with the 2005 Plan. The 2005 Plan authorizes a broad range of awards, including stock options, stock appreciation rights, restricted stock grants, and deferred stock grants. We have not granted any appreciation rights or deferred stock grants under the 2005 Plan.

The Board of Directors’ goal is to tie the stockholders’ interest securely with that of the Company’s officers, employees and directors, so that the financial performance of the Company is directly linked to compensation and recipients of grants pursuant to the 2005 Plan are increasingly motivated to perform at their optimal level. Stock options are granted based on a number of factors, including the individual’s level of responsibility, the amount and term of options already held by the individual, the individual’s contributions to the achievement of performance goals, and industry practices and norms. Stock options are generally awarded on an annual basis and, from time to time, when employees are hired or promoted. All options granted to the Named Executive Officers and other employees are approved by the Committee.

Stock options and restricted stock are awarded at Nasdaq’s closing price of our Common Stock on the date of the grant. The majority of the options granted by the Committee vest at a rate of 33 1/3% per year over the first three years of the ten-year option term while the vesting of restricted stock may vary from no vesting period to between one to three years or upon a change of control, as determined at the discretion of the Committee. Prior to the exercise of an option or the vesting of restricted stock, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. An employee granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon once the restricted stock vests. Restricted stock awards are generally subject to forfeiture if the grantee is no longer an employee at the time of vesting.

Perquisites and Other Benefits

We provide the Named Executive Officers with limited perquisites and other personal benefits not provided generally to all employees, such as a commutation allowance, as well as partial relocation reimbursement to our Chief Executive Officer, that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions. All such perquisites are reflected in the All Other Compensation column of the Summary Compensation Table and the accompanying footnotes.

The Named Executive Officers participate in the same Company 401(k) program as provided to other employees. The Company did not provide any special 401(k) benefits to the Named Executive Officers, and their health care and insurance coverage is the same as that provided to other employees.

Trading Windows / Hedging

We restrict the ability of employees to freely trade in our Common Stock because of their periodic access to material non-public information regarding the Company. Under our insider trading policy, the Named Executive Officers, our EVP Marketing, Controller, employees of our Finance Department, General Counsel and directors are restricted from purchasing or selling our Common Stock, exercising stock options or selling shares of restricted stock during certain blackout periods. In addition, all employees, including our Named Executive Officers, are prohibited from hedging against or speculating in the potential changes in the value of our Common Stock.

Change in Control Protections

Some of our Named Executive Officers are parties to written employment agreements. The value of the “change in control” benefits provided under agreements is summarized in the section below entitled “Potential Payments Upon Termination or Change in Control.” The Company does not gross-up any executive payments for potential taxes that may be incurred in connection with a “change in control.”

Policy with Respect to Section 162(m) Deduction Limit

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2009 did not exceed the $1 million limit per officer. Our stock option plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants or vesting of restricted stock made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Committee currently intends to limit the dollar amount of all other compensation payable to the Company’s executive officers to no more than $1 million. The Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

William J. O’Neill, Jr., Chairman

Elisabeth DeMarse

Douglas K. Mellinger

Jeffrey Schwartz

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for all services rendered to us in all capacities during fiscal years 2007, 2008 and 2009 by our principal executive officer, principal financial officer and our two other executive officers (collectively, the “Named Executive Officers”). Mr. Ferrara resigned from the Company effective March 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Philip D. Moyer	2007	$237,291	$—		$944,500	(2)	$—	$38,770	(6)	$1,220,561
President and Chief	2008	$335,000	$50,000	(4)	$—		$220,500	$53,716	(6)	$659,216
Executive Officer	2009	$297,180	$79,500	(5)	$101,000	(2)	$67,000	$49,490	(6)	$594,170

John C. Ferrara	2007	$—	$—		$—		$—	$—		$—
Chief Financial Officer	2008	$187,500	$—		$—		$141,400	$5,625	(3)	$334,525
	2009	$235,417	$45,500		$50,500	(2)	$33,500	$1,813	(3)	$366,730

Stefan Chopin	2007	$275,333	$—		$—		$—	$24,750	(7)	$300,083
Chief Technology Officer	2008	$292,000	$25,000	(4)	$25,920	(2)	$36,300	$24,900	(7)	$404,120
	2009	$277,400	$23,500	(5)	$30,300	(2)	$19,600	$11,190	(7)	$361,990

Sue Bratone Childs	2007	$200,000	$—		$308,000	(2)	$120,500	$6,000	(3)	$634,500
Executive Vice President,	2008	$250,000	$12,000	(4)	$—		$24,200	$6,900	(3)	$293,100
Marketing and Business Development	2009	$237,500	$23,000	(5)	$10,100	(2)	$6,700	$1,875	(3)	$279,175

(1)	The amounts shown represent the grant date fair value of the options awarded during the calendar year. See “Note 2(l), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2009 for the assumptions used in such calculations.
(2)	The amounts shown represent the grant date fair value of the restricted shares (and in the case of Mr. Moyer, shares issued in 2009 without restriction) awarded during the calendar year. See “Note 2(l), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2009 for the assumptions used in such calculations.
(3)	The amounts shown represent, for the Named Executive Officers, matching contributions made by the Company to each of the Named Executive Officers pursuant to the Company’s 401(k) Savings Plan. The amount attributable to each such perquisite or benefit for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer.
(4)	The amounts shown represent amounts paid in 2008 related to bonuses accrued in 2007.
(5)	The amounts shown represent amounts paid in 2009 related to bonuses accrued in 2008. In 2010, certain of the Named Executive Officers received bonuses accrued in 2009. Mr. Moyer, Mr. Chopin and Ms. Childs received $110,000, $40,000 and $30,000, respectively.

(6)	The amounts shown represent, for the Named Executive Officer: (i) matching contributions made by the Company to the Named Executive Officer pursuant to the Company’s 401(k) Savings Plan of $6,750, $6,900 and $2,407 for 2007, 2008 and 2009, respectively; and (ii) rent expense relating to a Company provided apartment in New York City of $32,020, $46,816 and $47,083 for 2007, 2008 and 2009, respectively, in accordance with the Company’s determination that such amounts are appropriately characterized as a perquisite and thus shown as compensation under “All Other Compensation.”
(7)	The amounts shown represent, for the Named Executive Officer: (i) a commutation allowance; and (ii) matching contributions made by the Company to the Named Executive Officer pursuant to the Company’s 401(k) Savings Plan. The amount attributable to each such perquisite or benefit for the Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by the Named Executive Officer.

Grants of Plan Based Awards

The following table provides information regarding equity awards granted to our Named Executive Officers in 2009.

Name	Grant Date	All Other Stock Awards: Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Stock or Option Awards (1)	Grant Date Fair Value of Stock and Option Awards
Philip D. Moyer	2/2/09	—	100,000	$1.01	$67,000	(2)
	2/2/09	100,000	—	$1.01	$101,000	(3)
John C. Ferrara	2/2/09	—	50,000	$1.01	$33,500	(2)
	2/2/09	50,000	—	$1.01	$50,500	(3)
Stefan Chopin	2/2/09	—	25,000	$1.01	$16,750	(2)
	2/2/09	30,000	—	$1.01	$30,300	(3)
	3/16/09	—	5,000	$0.86	$2,850	(2)
Sue Bratone Childs	2/2/09	—	10,000	$1.01	$6,700	(2)
	2/2/09	10,000	—	$1.01	$10,100	(3)

(1)	The amounts shown represent the closing market value of our Common Stock on the date of grant.
(2)	The amounts shown represent the total FASB ASC Topic 718 (previously SFAS 123(R) “Share Based Payments”) grant date fair value of the options awarded to the Named Executive Officer. This expense is being recognized over the three-year vesting terms of the options. See “Note 2(1), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2009 for the assumptions used in such calculations.
(3)	The amount shown represent the total grant date fair value determined by the closing market value of our Common Stock on the date of grant of the restricted shares awarded to the Named Executive Officer. These restricted shares vested immediately. Therefore, this expense was recorded in 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the exercise and holdings of previously awarded equity grants outstanding as of December 31, 2009.

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (2)
Philip D. Moyer	16,667	33,333	$2.88	1/16/18	—		—
	33,334	66,666	$1.76	6/23/18	—		—
	—	100,000	$1.01	2/2/19	—		—
	—	—	—	—	90,476	(3)	$135,714
John C. Ferrara	16,667	33,333	$2.69	3/3/18	—		—
	13,334	26,666	$1.76	6/23/18	—		—
	—	50,000	$1.01	2/2/19	—		—
Stefan Chopin	—	—	—	—	4,500	(4)	$6,750
	33,333	—	$1.72	2/18/14	—		—
	2,500	—	$0.95	6/17/14	—		—
	33,333	—	$1.32	1/31/15	—		—
	75,000	—	$1.92	1/11/16	—		—
	75,000	—	$3.01	2/8/16	—		—
	10,000	20,000	$1.76	6/23/18	—		—
	—	25,000	$1.01	2/2/19	—		—
	—	5,000	$0.86	3/16/19	—		—
Sue Bratone Childs	15,000	—	$1.25	10/29/14	—		—
	5,000	—	$1.32	1/31/15	—		—
	20,000	—	$1.92	1/11/06	—		—
	33,333	16,667	$3.08	2/5/17	—		—
	6,667	13,333	$1.76	6/23/18	—		—
	—	10,000	$1.01	2/2/19	—		—

(1)	All options vest at a rate of 33 1/3% per year over the first three years of the ten-year option term.
(2)	Amount calculated based on $1.50, the closing price of our Common Stock on December 31, 2009.
(3)	Mr. Moyer’s restricted stock vesting schedule is as follows: (i) 83,333 shares vested after six months of service on 10/16/2007 with the remaining 166,667 shares vesting in seven equal six-monthly installments of 23,810 from 4/16/08 through 4/16/2011; (ii) 29,528 upon grant on 10/16/2007; and (iii) 16,667 shares vested six months after the grant on 1/31/2008 with the remaining 33,333 shares vesting in seven equal six- monthly installments of 4,762 from 7/31/2008 through 7/31/2011.
(4)	Mr. Chopin’s grant of 9,000 shares of restricted stock vests at a rate of 50% per year over the two-year period beginning January 16, 2008.

Option Exercises and Stock Vested

The following table shows information for 2009 regarding the exercise of stock options and vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
Philip D. Moyer	—	$—	157,143	$171,809
John C. Ferrara	—	$—	50,000	$50,500
Stefan Chopin	—	$—	34,500	$35,655
Sue Bratone Childs	—	$—	60,000	$97,600

(1)	Amount represents the market price of our Common Stock on the day of vesting.

Employment Agreements and Arrangements; Potential Payments upon Termination or Change of Control

The following is a summary of the terms of each of our Named Executive Officer’s employment agreements. Where applicable, the tables below reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon termination for “cause,” termination in the event of death or disability, involuntary not-for-cause termination, termination for “good reason,” and termination following a “change of control” is shown below.

Philip D. Moyer

On April 9, 2007 we entered into an employment agreement with Philip D. Moyer to serve as our President and on July 30, 2007 he became Chief Executive Officer. On December 10, 2008, we amended Mr. Moyer’s employment agreement to allow Mr. Moyer’s stock options and restricted stock grants, upon certain events which terminate his Agreement, including death and disability, to immediately vest and remain exercisable for the period of the lesser of the original term of the stock option or five years.

Mr. Moyer’s Agreement provides that if the Company terminates him for cause he will only be entitled to his earned but unpaid base salary, bonus and benefits. “Cause” under Mr. Moyer’s Agreement, means: (a) the substantial and repeated failure of Mr. Moyer to perform his duties and responsibilities; (b) the conviction of, or plea of guilty or nolo contendere to a felony, or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud that is injurious to the Company or any of its subsidiaries or any of its or their respective customers or suppliers; (c) the use of illegal drugs (whether or not at the workplace); (d) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the material disadvantage or detriment of the Company and its subsidiaries; or (e) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries, after the exhaustion of all available appeals, or the violation by Mr. Moyer of the representations made by him of the covenants in the Agreement including with respect to the use and disclosure of the Company’s trade secrets and confidential information or the obligation not to compete with the Company or to solicit employees, customers or suppliers of the Company.

Mr. Moyer’s compensation pursuant to the Agreement includes an annual base salary of $335,000, bonus incentives of up to 75% of such salary based on the achievement of certain financial objectives specified in the Agreement, a one-time grant of 50,000 restricted shares of Common Stock and a $75,000 bonus upon his assuming the role of Chief Executive Officer. In addition to salary and bonus compensation, Mr. Moyer received 250,000 restricted shares of Common Stock with one-third of the restricted stock vesting after the first six months of employment and the remaining stock vesting at the end of each successive six-month period in seven equal installments. Mr. Moyer’s employment continues until terminated and contains customary termination provisions for disability, death and cause, as modified on December 10, 2008 as described above. During the first year, either party was entitled to terminate the Agreement without cause upon thirty days written notice. If such termination had occurred during the first six months of employment, Mr. Moyer would have received three months base salary severance pay, any earned bonus and three months acceleration of the unvested portion of his restricted stock award. If such termination had occurred after six months of employment but prior to the one year anniversary of employment, Mr. Moyer would have received six months base salary severance pay, any earned bonus and six months acceleration of the unvested portion of his restricted stock award.

Mr. Moyer is entitled to terminate the Agreement for “good reason” in the event of a material change in his compensation or duties, a material breach of the Agreement by the Company or a change of control of the Company with which he disagrees. If such termination for good reason had occurred during the first six months of employment, Mr. Moyer would have received six month’s base salary severance pay and any earned bonus, plus six months’ acceleration of the unvested portion of his restricted stock award. If such termination had occurred after six months of employment but prior to the one year anniversary of the Agreement, Mr. Moyer would have received twelve months base salary severance pay and any earned bonus, plus twelve months acceleration of the unvested portion of his restricted stock award. If such termination occurs now or in the future, Mr. Moyer shall be entitled to receive twelve months base salary severance pay, any earned bonus, 24 months acceleration of the unvested portion of his restricted stock award and the immediately vesting of all outstanding stock grants and options which shall remain exercisable for the period of the lesser of the original term of the stock option or five years.

For purposes of Mr. Moyer’s Agreement, “Change of Control” means: (a) any consolidation or merger of the Company pursuant to which a majority of the outstanding voting securities of the surviving or resulting company are not owned collectively by the holders of the Company’s outstanding voting securities as of the date of the transaction (the “Current Control Group”); (b) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer; (c) any person, other than the Current Control Group, acquiring or becoming the beneficial owner of a majority or more of outstanding voting securities of the Company; (d) commencement by any entity, person, or group of a tender offer or exchange offer where the offeror acquires a majority of the then outstanding voting securities of the Company; (e) in the event of a vote of the stockholders to elect directors of the Company, the vote by a majority of stockholders present at the meeting in favor of candidates other than those nominated by the Company’s then existing Board of Directors; or (f) when, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) a majority of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24 month period) or through the operation of this proviso.

“Good Reason” means: (a) the occurrence, without Mr. Moyer’s consent, of a “change of control”; (b) a material breach of the terms of the Agreement by the Company if such breach is not cured within 15 business days after Mr. Moyer provides notice of such breach; (c) an involuntary change in Mr. Moyer’s status or position with the Company which constitutes a demotion from Mr. Moyer’s then current responsibilities and scope of powers, authority or duties inherent in such position; (d) a reduction by the Company in Mr. Moyer’s base salary (unless all executive officers of the Company also have their salaries reduced in an equivalent percentage as part of an overall Company cost cutting plan) or material change in Mr. Moyer’s bonus structure; or (e) the Company’s requiring Mr. Moyer to maintain his primary location of employment at a location more than 125 miles from Wayne, Pennsylvania.

The following chart details the severance benefits that would be received by Mr. Moyer according to his contract if the severance event occurred on December 31, 2009.

Executive Benefits and Payments (1)	Termination for “cause” on December 31, 2009	Death on December 31, 2009		Disability on December 31, 2009		Not-for-cause termination on December 31, 2009		Termination for “good reason” on December 31, 2009		“Change of Control” on December 31, 2009		Non-Renewal on December 31, 2009
Restricted Stock	—	$135,714	(2)	$135,714	(2)	$135,714	(2)	$135,714	(2)	$135,714	(2)	—
Stock Options	—	49,000	(3)	49,000	(3)	49,000	(3)	49,000	(3)	49,000	(3)	—
Cash Severance	—	—		—		$445,000	(4)	$445,000	(4)	$445,000	(4)	—

(1)	Assumes no additional payments of accrued salary or discretionary bonus due to payments made in full to Mr. Moyer prior to December 31, 2009 in accordance with normal payroll procedures.
(2)	Assumes vesting of all unvested restricted stock grants at $1.50, the closing price of our Common Stock on December 31, 2009.
(3)	Assumes immediate vesting of all options as well as the exercise of options with an exercise price exceeding $1.50 per share, the closing price of our Common Stock on December 31, 2009.
(4)	Amount payable in one lump sum payment unless Mr. Moyer elects in writing to receive pro-rata bi-monthly payments over twelve months following termination.

John C. Ferrara

On February 29, 2008, we entered into an employment agreement with John C. Ferrara to serve as our Chief Financial Officer. On March 31, 2010, we signed a separation of employment and general release agreement with Mr. Ferrara. Per this agreement, Mr. Ferrara will receive a gross total of $187,500 over 10 months through our regularly scheduled payroll. In addition, the Company will provide Mr. Ferrara with health and dental benefits totaling $10,150 during this period. At the separation date, options to purchase 50,000 shares of our common stock immediately vested. After these options vested, Mr. Ferrara had outstanding options to purchase 113,334 shares of our common stock which are exercisable over the shorter of five years after the separation date, or the original life of the options. The value of these outstanding options, based on the closing price of our common stock at March 31, 2010, was $43,900.

Ronald P. Fetzer

On April 12, 2010, we entered into a consulting agreement with Mr. Fetzer to serve as our Interim Chief Financial Officer. Mr. Fetzer’s compensation for his services is $3,850 per week plus reimbursement of reasonable business expenses. Mr. Fetzer can be terminated by any time without cause by the Company upon ten (10) days’ notice. Mr. Fetzer agreed to standard confidentiality, work-for-hire, and non-solicitation restrictions pursuant to the Agreement.

Diana Bourke

On March 24, 2010, Ms. Diana Bourke was appointed to serve as our Chief Operations Officer at an annual base salary of $250,000. Ms. Bourke does not have an employment agreement with the Company.

Stefan Chopin

On March 13, 2008, we entered into an employment agreement with Mr. Chopin. The Agreement provides that the Company will have cause to terminate Mr. Chopin if (a) he fails to substantially perform his job related duties, (b) he engages in criminal acts (e.g., embezzlement or fraud) or unprofessional conduct which is injurious to the Company, (c) he is convicted or pleads guilty to a felony or misdemeanor involving theft, larceny, or moral turpitude; or (d) he is grossly negligent in the performance of his duties. If Mr. Chopin is terminated for cause he will only be entitled to his earned but unpaid base salary, bonus and benefits up to his date of termination. On January 25, 2010, we amended Mr. Chopin’s agreement making him eligible to receive an additional $10,000 in bonus opportunity based on his 2009 annual performance in exchange for additional non-solicit and non-competition provisions.

Under the terms of Mr. Chopin’s Agreement, Mr. Chopin will receive a minimum annual salary of $250,000 and a discretionary annual bonus. In the event his employment is terminated without cause by the Company, he shall receive 12 months salary from the last date of employment. In the event of a “change of control” or if Mr. Chopin’s employment is terminated without cause by the Company, his stock options and other awards shall immediately vest and remain exercisable by him for the lesser of the original term of the stock option grant or award or five years. A “change of control” means: (a) the acquisition of fifty percent (50%) or more of the Company’s outstanding Common Stock or voting securities; (b) the sale of all or substantially all of the Company’s assets which is approved by the Company’s stockholders; or (c) the reorganization, merger or consolidation of the Company into another entity, approved by the Company’s stockholders. The Agreement also contains a standard confidentiality and twelve month non-solicitation and non-competition provisions which are further defined in the amendment dated January 25, 2010.

The following chart details the severance benefits that would be received by Mr. Chopin according to his contract if the severance event occurred on December 31, 2009.

Executive Benefits and Payments (1)	Termination for “cause” on December 31, 2009	Death on December 31, 2009	Disability on December 31, 2009	Termination without “cause” on December 31, 2009		“Change of Control” on December 31, 2009		Non-Renewal on December 31, 2009
Restricted Stock	—	—	—	$6,750	(2)	$6,750	(2)	—
Stock Options	—	—	—	$22,825	(3)	$22,825	(3)	—
Cash Severance	—	—	—	$292,000	(4)	—		—

(1)	Assumes no additional payments of accrued salary or discretionary bonus due to payments made in full to Mr. Chopin prior to December 31, 2009, in accordance with normal payroll procedures.
(2)	Assumes vesting of all unvested restricted stock grants at $1.50, the closing price of our Common Stock on December 31, 2009.
(3)	Assumes immediate vesting of all options as well as the exercise of options with an exercise price exceeding $1.50 per share, the closing price of our Common Stock on December 31, 2009.
(4)	Amount payable in pro-rata bi-monthly payments over 12 months following termination.

Sue Bratone Childs

On May 15, 2007 we entered into an employment agreement with Ms. Childs. This Agreement provides that in the event the Company terminates her employment for any reason other than for cause or there is a change of control of the Company and Ms. Childs’ employment is terminated (excluding a termination for cause) within one year of this change of control, we will provide Ms. Childs with severance equal to the sum of her base salary and the average of any bonus paid to her during the two prior years. A change of control is not defined in Ms. Childs’ Agreement.

The following chart details the severance benefits that would be received by Ms. Childs according to her contract if the severance event occurred on December 31, 2009.

Executive Benefits and Payments (1)	Termination for “cause” on December 31, 2009	Death on December 31, 2009	Disability on December 31, 2009	Termination without cause on December 31, 2009	“Change of Control” on December 31, 2009	Non-Renewal on December 31, 2009
Cash Severance	—	—	—	$267,500	$267,500	$—

(1)	Assumes no additional payments of accrued salary or discretionary bonus due to payments made in full to Ms. Childs prior to December 31, 2009 in accordance with normal payroll procedures.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill-level required by the Company of members of the Board of Directors.

Cash Compensation Paid to Board Members

For 2009, members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $10,000. Directors are also eligible to receive $5,000 per year for serving on each of the Audit Committee and the Compensation Committee. The Chairman of the Audit Committee and the Chairman of the Compensation Committee are also eligible to receive additional compensation $7,500 and $2,500, respectively. The Chairman of the Board’s compensation was set at $50,000 per year and he was also granted 38,462 shares of restricted stock which vest in three equal installments over three years. Directors who are employees of the Company receive no compensation for their service as directors. Cash compensation is paid to members of the Board on a semi-annual basis.

In 2009, the Company requested, in an effort to preserve the financial resources of that Company, that members of the Board receive their compensation for service for the period of January 1, 2009 through June 30, 2009 in stock options rather than cash compensation. Messrs. Feinstein, Maged and O’Neill all agreed to receive their compensation for such period in stock options based on the grant date fair value of the options and Mr. Mellinger and Ms. DeMarse elected to defer their compensation initially, but have since received it.

Stock Options

Directors are currently eligible to receive stock options every three years under the 2005 Plan, which replaced the 1996 Stock Option Plan (the “1996 Plan”), the 1999 Stock Option Plan (the “1999 Plan”) and the 1999 Outside Directors’ Stock Option Plan (the “1999 Directors Plan”). Each new non-employee director is granted, at the time of his or her appointment and on each third anniversary thereafter, a nonstatutory option to purchase 15,000 shares of Common Stock. The exercise price of each of these options is equal to the fair market value of Common Stock on the date of grant. These options vest equally over a three-year period. The table below summarizes the options and restricted stock granted to directors for the year ended December 31, 2009.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Number of Securities Underlying Restricted Stock Grants (#)	Exercise or Base Price of Awards (1)	Grant Date Fair Value
Mark Maged	7/17/09	29,850	—	$1.35	$25,000	(2)
	8/3/09	—	33,784	$1.48	$50,000	(3)
	8/20/09	—	4,678	$1.95	$9,122	(3)
Richard Feinstein	7/17/09	13,440	—	$1.35	$11,250	(2)
William J. O’Neill, Jr.	7/17/09	13,440	—	$1.35	$11,250	(2)

(1)	The amounts shown represent the closing market value of our Common Stock on the date of grant.
(2)	The amounts shown represent the grant date fair value of the options awarded to the Director based on the cash value of services rendered. This expense was recognized entirely in 2009 as the options vested immediately.
(3)	The amounts shown represent the total grant date fair value determined by the closing market value of our Common Stock on the date of grant of the restricted shares awarded to the Director. This expense is being recognized over a three-year vesting term.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2009.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mark Maged, Chairman	$25,000	$59,122	$25,000	—	—	—	$109,122
Elisabeth DeMarse	$18,333	—	$—	—	—	—	$18,333
Richard L. Feinstein	$11,250	—	$11,250	—	—	—	$22,500
Douglas K. Mellinger	$15,000	—	$—	—	—	—	$15,000
John Mutch	$5,000	—	$—	—	—	—	$5,000
William J. O’Neill, Jr.	$11,250	—	$11,250	—	—	—	$22,500

(1)	Philip D. Moyer, the Company’s President and Chief Executive Officer, is not included in this table as he receives no compensation for his services as a director. The compensation he receives is shown in the Summary Compensation Table.
(2)	The amounts shown represent the grant date fair value of the restricted shares awarded during the calendar year. See “Note 2(l), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2009 for the assumptions used in such calculations.
(3)	The amounts shown represent the grant date fair value of the options awarded during the calendar year. See “Note 2(l), Stock-Based Compensation” to our audited financial statements in our Form 10-K for the year ended December 31, 2009 for the assumptions used in such calculations.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between any members of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CODE OF ETHICS

We have adopted a written Code of Ethics (the “Code of Ethics”) that applies to our Chief Executive Officer and senior financial officers and a written Code of Conduct (the “Code of Conduct”) that applies to all our directors, officers and employees.

A copy of the Code of Ethics and the Code of Conduct is available on our web site at www.edgar-online.com and print copies are available to any stockholder that requests a copy. Any amendment to the Code of Ethics or the Code of Conduct or any waiver of the Code of Ethics or the Code of Conduct will be disclosed on our web site promptly following the date of such amendment or waiver.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 23, 2010 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our directors;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of our Common Stock owned by them.

Name of Beneficial Owner	Number of Shares (1)	Percent of Shares Owned
Executive Officers and Directors:
Philip D. Moyer (2)	650,958	2.4%
Stefan Chopin (3)	598,963	2.2%
Sue Bratone Childs (4)	194,417	*
Ronald P. Fetzer	—	*
Diana Bourke	—	*
Elizabeth DeMarse (5)	55,000	*
Richard L. Feinstein (6)	71,773	*
Mark Maged (7)	204,908	*
Douglas K. Mellinger (8)	35,000	*
William J. O’Neill, Jr. (9)	48,440	*
All executive officers and directors as a group (10 persons)	1,859,459	6.7%
Other 5% Stockholders:
Dawson-Herman Capital Management (10)	2,861,421	10.6%
354 Pequot Avenue
Southport, CT 06890
Theodore L. Cross (11)	2,036,100	7.6%
One Cambelton Circle
Princeton, NJ 08540
Susan Strausberg (12)	1,596,500	5.9%
Basil P. Regan c/o Regan Partners, L.P. (13)	1,425,202	5.3%
32 East 57th Street, 20th Floor
New York, NY 10002
R.L. Renck & Co., Inc (13)	1,411,215	5.2%
116 West 23rd Street, Suite 500
New York, NY 10011

*	Less than 1%.
(1)	Shares of Common Stock underlying options currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes 133,334 shares issuable upon exercise of options exercisable within 60 days. Does not include 61,904 shares of restricted stock issuable on vesting after 60 days.
(3)	Includes shares owned jointly with Barbara Chopin, his wife, and 249,167 shares issuable upon exercise of options exercisable within 60 days.
(4)	Includes 106,667 shares issuable upon exercise of options exercisable within 60 days.
(5)	Includes 55,000 shares issuable upon exercise of options exercisable within 60 days.
(6)	Includes 71,773 shares issuable upon exercise of options exercisable within 60 days.
(7)	Includes 92,350 shares issuable upon exercise of options exercisable within 60 days. Does not include 52,021 shares of restricted stock issuable on vesting after 60 days.
(8)	Includes 35,000 shares issuable upon exercise of options exercisable within 60 days.
(9)	Includes 48,440 shares issuable upon exercise of options exercisable within 60 days.
(10)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on February 16, 2010.
(11)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on February 5, 2010.
(12)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on February 10, 2010.
(13)	Reflects amount derived from such entity’s Schedule 13G, as filed with the SEC on February 11, 2010.

Equity Compensation Plans

The following table sets forth information as of December 31, 2009 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number Of Securities Remaining Available For Future Issuance
Equity compensation plans approved by stockholders	3,883,048(1)	$2.17	1,428,185(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	3,883,048(1)	$2.17	1,428,185(2)

(1)	Includes 27,500 options issued and outstanding in the 1996 Plan with a weighted average exercise price of $1.10 per share, 1,096,216 options issued and outstanding under the 1999 Plan with a weighted average exercise price of $2.21 per share, 45,000 options issued and outstanding in the 1999 Directors Plan with a weighted average exercise price of $1.59 per share, 2,444,646 shares outstanding under the 2005 Plan with a weighted average exercise price of $2.13 per share, 169,686 unvested shares of restricted stock with a weighted average exercise price of $0.00 and 100,000 warrants with a weighted average exercise price of $2.81 per share.
(2)	Includes Common Stock available for issuance under the 2005 Plan.

Stock Option Plan Information

We previously had three stock option plans: the 1996 Plan, the 1999 Plan, as amended, and the 1999 Directors Plan. The 1996 Plan provided for the granting of options to purchase up to an aggregate of 800,000 shares of our authorized but unissued Common Stock to our officers, directors, employees and consultants. The 1999 Plan provided for the granting of options to purchase up to an aggregate of 3,200,000 shares of our authorized but unissued Common Stock to our officers, directors, employees and consultants. The 1999 Directors Plan provided for the granting of options to purchase up to an aggregate of 100,000 shares of our authorized but unissued Common Stock to outside directors. We also assumed the FreeEDGAR Stock Option Plan (the “FreeEDGAR Plan”) related to our acquisition of FreeEDGAR in 1999.

In May 2005, we adopted the 2005 Plan. The 2005 Plan replaced the 1999 Plan, the FreeEDGAR Plan, the 1996 Plan and the 1999 Directors Plan, so that shares are available for future awards only under the 2005 Plan. The remaining available shares under the 1999 Plan, the FreeEDGAR Plan, the 1996 Plan and the Directors Plan were made available under the 2005 Plan. In addition, the 2005 Plan made 1,087,500 new shares of our Common Stock available for equity awards. At the Annual Meeting of Stockholders held on June 23, 2008, the 2005 Plan was amended to increase the number of shares available for grant by 1,000,000. On June 10, 2009, the 2005 Plan was further amended to increase the number of shares available for grant by 1,000,000 and also to make clear that, under such Plan, the Company may not reprice stock options or stock appreciation rights without stockholder approval.

The 2005 Plan authorizes a broad range of awards, including stock options, stock appreciation rights, restricted stock grants, and deferred stock grants. Our executive officers and other employees and our subsidiaries, directors, and non-employee directors, consultants and others who provide substantial services to us and our subsidiaries, are eligible to be granted awards under the 2005 Plan.

The exercise price and term of options (including both incentive and non-qualified options) granted under the 2005 Plan are determined by the Compensation Committee or the entire Board of Directors, except that the exercise price of incentive stock options must be at least as equal to the fair market value of our Common Stock on the date of grant and the option term cannot exceed ten years. In addition, no incentive stock option may be granted to an individual who, at the time the option is granted, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our Common Stock, unless (1) such option has an exercise price of at least 110% of the fair market value of the Common Stock on the date of the grant of such option and (2) such option cannot be exercised more than five years after the date it is granted. The 2005 Plan also authorizes the Board of Directors to provide for option vesting to accelerate and become fully vested in the event of certain significant corporate transactions if the options are not assumed or substituted by a successor corporation.

At March 31, 2010, options to purchase 2,449,646 shares and 60,580 unvested restricted shares were outstanding under the 2005 Plan, options to purchase 1,021,216 shares were outstanding under the 1999 Plan, options to purchase 27,500 shares were outstanding under the 1996 Plan and options to purchase 45,000 shares were outstanding under the 1999 Directors’ Plan. In addition, there are 1,498,185 options available for future grants under the 2005 Plan at March 31, 2010.

Related Persons Transactions Policy

The Board of Directors is charged with approving transactions involving our directors, executive officers or any nominees for director and any stockholder holding more than 5% of our Common Stock and their immediate family members. There were no such transactions during our last fiscal year. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) we (including any of our subsidiaries) were, or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director or holding less than a 10 percent beneficial ownership interest in another entity), and which is required by the rules and regulations of the SEC to be disclosed in our public filings. The Board of Directors will only approve transactions with related persons when the Board of Directors determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board of Directors will apply the following standards and such other standards it deems appropriate:

•	whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to us or the related person;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction;

•	the extent of the related person’s interest in the transaction; and

•	whether there are alternative sources for the subject matter of the transaction.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any person or entity who own more than 10% of a registered class of our Common Stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding Common Stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors (except for Mr. Connolly and Mr. Schwartz who prepare their own filings) based on the information provided by them. Based solely on review of this information, we believe that, during 2009, no reporting person failed to file the forms required by Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

PROPOSAL TWO

PROPOSAL TO APPROVE AN AMENDMENT TO THE 2005 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER SUCH PLAN

Stockholders will be asked at the Annual Meeting to vote on a proposal to approve an amendment to increase the number of shares of Common Stock available for award under the 2005 Plan by 5,955,109 shares of Common Stock. The shares are requested to issue grants to new and existing employees, including the issuance of performance-based grants which align employee performance with the stock and financial success of the Company. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to approve this proposal. A copy of the amendment to the 2005 Plan is attached hereto as Appendix A, and a copy of the 2005 Plan itself is attached hereto as Appendix B.

The purpose of the 2005 Plan is to attract and retain skilled and qualified officers, employees and directors by providing long-term incentive compensation opportunities competitive with those made available by other companies, motivate participants to achieve the long-term success and growth of the Company, facilitate ownership of shares of the Company and align the interests of the participants with those of the Company’s stockholders.

The 2005 Plan was approved by the Board of Directors on May 19, 2005, and approved by the Company’s stockholders at the 2005 Annual Meeting of Stockholders. At the Annual Meeting of Stockholders held on June 23, 2008, the number of shares available for grant under the 2005 Plan was increased by 1,000,000. At the Annual Meeting of Stockholders held on June 10, 2009, the number of shares available for grant under the 2005 Plan was increased by 1,000,000. As of April 23, 2010, there were only 1,524,851 shares of Common Stock available for future grant under the 2005 Plan.

The Board of Directors believes that equity awards made under the 2005 Plan have been, and continue to be, an important incentive for our officers, employees, and directors. Consequently, we have consistently included equity incentives, in the form of stock options or occasionally restricted stock grants, as a significant component of compensation for our officers and key employees. The Board of Directors’ goal is to tie the stockholders’ interest securely with that of the Company’s officers, employees and directors, so that the financial performance of the Company is directly linked to compensation and recipients of grants pursuant to the 2005 Plan are increasingly motivated to perform at their optimal level.

The Board of Directors believes that the increase in the number of shares available for grant under the 2005 Plan is critical to the successful implementation of the Company’s strategic and operational initiatives over the next several years, as it will enable us to provide competitive long-term incentives to the officers and key employees who are responsible for directing and delivering these initiatives. The Board of Directors further believes that the successful completion of these initiatives are essential to building and sustaining long-term stockholder value.

Further, the approval of the increase in the number of shares available for grant under the 2005 Plan will enable us to continue to grant stock options and other awards at levels determined appropriate by the Board of Directors as part of our long-term incentive compensation program. The increase will also provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional stock option grants to other stock-based awards, including SARs, restricted stock awards, restricted stock unit awards, and performance stock awards. Accordingly, the share reserve increase will allow us to continue to use equity incentives to secure and retain the services of our officers, employees, and directors, and to provide long-term incentives that align their interests with those of the Company’s stockholders.

General Plan Information

The Board of Directors and the Compensation Committee approved the 2005 Plan to help the Company:

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Attract, retain, motivate and reward officers, employees and directors of the Company and its subsidiaries and consultants and advisors to the Company and its subsidiaries (collectively, “Participants”);

•	Provide equitable and competitive compensation opportunities; and

•	Promote creation of long-term value for stockholders by closely aligning the interests of Participants with the interests of stockholders.

The Board of Directors and the Compensation Committee believe that awards linked to Common Stock and awards with terms tied to Company performance can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, they view the 2005 Plan as a key element of the Company’s overall compensation program.

Overview of 2005 Plan Awards

The 2005 Plan authorizes a broad range of awards, including:

•	stock options;

•	SARs;

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

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deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called “restricted stock units”);

•	other awards based on Common Stock;

•	dividend equivalents;

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	shares issuable in lieu of rights to cash compensation.

Administration

The 2005 Plan is administered by the Compensation Committee on the basis of a plan year ending on December 31. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, an “outside director” as set forth in Section 162(m) of the Internal Revenue Code (the “Code”), and an “independent director” under The NASDAQ Stock Market Marketplace Rules. The Compensation Committee’s authority under the 2005 Plan includes, but is not limited to, the authority to: (i) grant awards under the 2005 Plan; (ii) select the officers, employees and eligible directors to whom awards are granted; (iii) determine the types of awards granted and the timing of such awards; (iv) determine whether an award is, or is intended to be, “performance-based compensation” within the meaning of 162(m) of the Code; (v) determine or modify the terms and conditions of any award, to the extent not inconsistent with the terms of the 2005 Plan and any operative employment or other agreement; (vi) determine whether any conditions or objectives relating to awards have been met; (vii) adopt, alter and repeal such administrative rules, guidelines, practices and administrative forms governing the 2005 Plan as it deems advisable; (viii) construe, interpret, administer and implement the terms of the 2005 Plan, any award and related agreements; (ix) correct any defect, supply any omission and reconcile any inconsistency in or between the 2005 Plan, any award and related agreements; (x) prescribe any legends to be affixed to certificates representing

Common Stock or other interests granted or issued under the 2005 Plan; (xi) subsequently modify or waive any terms and conditions of awards, not inconsistent with the terms of the 2005 Plan and any operative employment or other agreement; (xii) promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the 2005 Plan; and (xiii) otherwise supervise the administration of the 2005 Plan securities to be offered.

For more information on the total number of shares available under the Company’s equity compensation plans and subject to outstanding options, warrants and rights as of the end of the last fiscal year, see “Equity Compensation Plans” above.

Restriction on Repricing and Loans

Consistent with the requirements of Nasdaq, the 2005 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the 2005 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

The 2005 Plan does not authorize loans from the Company to participants.

Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2005 Plan. Thus, shares will remain available for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited. The maximum number of shares that may be issued under the 2005 Plan is not affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding awards or (ii) the granting or payment of stock-denominated awards that by their terms may be settled only in cash. Shares delivered under the 2005 Plan may be either newly issued or treasury shares.

Per-Person Award Limitations. The 2005 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2005 Plan relating to more than his or her “Annual Limit”. The Annual Limit equals 300,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2005 Plan limits performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $1 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2005 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the 2005 Plan.

Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Company is also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of the 2005 Plan participants with respect to such awards. The Compensation Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others, who provide substantial services to the Company and its subsidiaries, are eligible to be granted awards under the 2005 Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to an award until he or she has commenced employment or the providing of services.

Administration. The 2005 Plan is administered by the Compensation Committee, except that the Board of Directors may itself act to administer the Plan. (References to the “Committee” here mean the Compensation Committee or the full Board of Directors exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2005 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2005 Plan. Nothing in the 2005 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the Named Executive Officers, outside of the 2005 Plan. The 2005 Plan provides that members of the Committee and the Board of Directors shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2005 Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under “Other Terms of Awards”). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and stock appreciation rights may be granted on terms that cause such awards not to be subject to Code Section 409A (“Section 409A”). Alternatively, such awards and cash stock appreciation rights may have terms that cause those awards to be deemed deferral arrangements subject to Section 409A. The Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrued if authorized by the Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	Sales or sales growth;

•	Expenses or expense ratios;

•	Operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	Net income or net income per common share (basic or diluted; including or excluding extraordinary items);

•	Return on assets, return on investment, return on capital, or return on equity;

•	Cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	Economic profit or value created;

•	Stock price or total stockholder return; and

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Specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new projects, new products, or new ventures; customer satisfaction; staffing, training and development, succession planning or employee satisfaction; goals relating to acquisitions, divestitures, affiliates or joint ventures.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

Annual Incentive Awards. One type of performance award that may be granted under the 2005 Plan is annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to Named Executives Officers are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2005 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2005 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the 2005 Plan.

The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2005 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

The Committee may not grant awards in substitution for, exchange for or as a buyout of other awards under the 2005 Plan, awards under other Company plans, or other rights to payment from the Company, and to exchange or buy out outstanding awards for cash or other property without stockholder approval. In addition, it may not grant awards in addition to and in tandem with other awards or rights without stockholder approval.

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms. The Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

In addition, the 2005 Plan provides that following a “Change in Control,” the Committee may take any of the following actions with respect to an award: provide for its full vesting, provide for its termination beyond the date of full vesting, deem performance goals to have been met, provide for the settlement of an award in cash or for termination of the award or cause the award to be assumed as part of the transaction. A “Change of Control” generally includes (A) a merger, reorganization, consolidation, or similar transaction in which the stockholders of the Company immediately prior to the transaction do not own more than 50% of the voting power of the surviving corporation in substantially the same proportions as before the transaction , (B) stockholder approval of a liquidation or dissolution of the Company, (C) sale of substantially all assets of the Company, (D) any “person” becomes the owner, directly or indirectly of shares representing at least 25% of the Company’s voting power, or (E) certain changes of more than half of the membership of the Board of Directors. Change in control provisions are limited, however, by applicable restrictions under Code Section 409A.

Amendment and Termination of the 2005 Plan. The Board of Directors may amend, suspend, discontinue, or terminate the 2005 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Marketplace Rules of the Nasdaq. Nasdaq Marketplace rules now require stockholder approval of any material amendment to plans such as the 2005 Plan. Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2005 Plan or broaden eligibility. Unless earlier terminated, the authority of the Committee to make grants under the 2005 Plan will terminate ten years after the latest stockholder approval of the 2005 Plan, and the 2005 Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2005 Plan

The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2005 Plan.

Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

Some options and SARs, such as those with deferral features, and an SAR settleable in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant’s discretionary exercise of the option or stock appreciation right (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

Awards other than options and stock appreciation rights that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2005 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company’s right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2005 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2005 Plan will be fully deductible under all circumstances. In addition, other awards under the 2005 Plan generally will not so qualify, so that compensation paid to named executive officers in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2005 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2005 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

The amount, if any, of any awards to officers, directors, employees and consultants under the 2005 Plan will be determined in the future discretion of our Board of Directors and is not presently determinable. Information regarding awards to our named executive officers and directors in fiscal year 2009 and awards held by such officers and directors at December 31, 2009 is provided in the Grants of Plan Based Awards table, the Outstanding Equity Awards at Fiscal Year-End table and the Director Summary Compensation table in the “Executive Compensation” section of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2005 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER SUCH PLAN

PROPOSAL THREE

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THEREUNDER

Stockholders will be asked at the Annual Meeting to vote on a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 75,000,000 and to increase the aggregate number of authorized shares of capital stock from 51,000,000 to 76,000,000, with no increase in the 1,000,000 authorized shares of preferred stock. The Board of Directors has unanimously approved this amendment and recommended it to the stockholders for approval. If the amendment is approved by the stockholders, the text of the first paragraph of Article IV of the Company’s Amended and Restated Certificate of Incorporation will be amended and restated to read in its entirety as follows:

“The total number of shares of all classes of stock which the corporation has authority to issue is Seventy-six Million (76,000,000) shares, consisting of two classes: Seventy-five Million (75,000,000) shares of Common Stock, $0.01 par value per share, and One Million (1,000,000) shares of Preferred Stock, $0.01 par value per share.”

As more fully set forth below, the proposed amendment is intended to improve the Company’s flexibility in meeting our future needs for unreserved common stock. However, and while this is not the intent of the proposal, in addition to general corporate purposes, the proposed amendment can be used to make more difficult a change in control of the Company.

As of the close of business on April 23, 2010, the Company had 43,354,206 shares of common stock outstanding, reserved for issuance upon conversion of Series B Preferred and exercise of outstanding warrants and options, and available for grant under the 2005 Plan, calculated as follows:

•	Shares issued and outstanding

•	Shares reserved for issuance upon conversion of our Series B Preferred:

•	Shares reserved for issuance under issued and outstanding warrants

•	Shares reserved for issuance under issued and outstanding options

•	Shares reserved for issuance under our 2005 Plan:

After taking into consideration the above shares issued and outstanding and reserved for issuance and assuming no increase in the number of authorized shares, the Company has only 6,645,794 unreserved shares of common stock available. A substantial portion of these shares has been set aside for issuance upon the conversion of additional shares of the Series B Preferred that are in the future issued as dividends on the currently outstanding Series B Preferred.

Reasons for the Amendment

The Company has, for most of its existence, utilized its common stock and securities convertible into common stock for a variety of purposes, including transactions relating to the development of its business and technology and the acquisition of assets, including intellectual property. The Company has also engaged in public and private offerings of common stock (and securities convertible into common stock) as a primary method of raising capital to fund its operations, and equity grants have comprised a substantial portion of the Company’s compensation program. It is the Company’s intention to continue to engage in all of these practices. Without the ability to do so, the Company believes that our future progress would be severely jeopardized and result in adverse consequences for our stockholders.

The Board of Directors believes that the proposed increase in the number of authorized shares of common stock is essential to facilitate the Company’s ability to develop its technology, acquire assets that will enhance the growth and development of the Company’s business, raise capital to fund our operations and compensate our employees. The shares proposed for authorization could be used, among other things, to increase funding through potential equity transactions with institutional or other investors or to help secure commercial agreements with potential business partners who might wish to have such an equity arrangement as part of an agreement, as well as for other bona fide corporate purposes.

If the stockholders do not approve this proposal to increase the number of authorized shares, the Company believes that it will be substantially limited in its ability to advance its operational and strategic plans.

The increased number of authorized shares of common stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under the rules of the NASDAQ Capital Market or any other national securities exchange or market on which our common stock may be listed. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of stockholders at a subsequent special meeting, will afford us greater flexibility in acting upon proposed transactions.

We currently have no plans to issue any additional shares of Common Stock other than the shares that previously have been reserved for issuance as described above.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholder’s percentage equity ownership and, depending on the price at which they are issued, may be dilutive to existing stockholders. The additional shares of common stock for which authorization is sought would have identical rights, preferences and privileges to the shares of our common stock authorized prior to approval of this proposal. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of the Company’s capital stock in order to maintain their proportionate ownership thereof.

The increase in the authorized common stock may facilitate certain other anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. For example, the Board of Directors could cause additional shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this proposal is not being made in response to any such attempts.

The Amended and Restated Certificate of Incorporation of the Company authorize the issuance of 1,000,000 shares of preferred stock, of which 876,803 shares remain undesignated as of April 23, 2010. The Board of Directors, within the limitations and restrictions contained in the Amended and Restated Certificate of Incorporation, applicable law and stock exchange regulations, and without further action by the Company’s stockholders, has the authority to issue the remaining undesignated preferred stock with rights that could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company.

No Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THEREUNDER

PROPOSAL FOUR

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed the firm of BDO Seidman to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to ratify the selection of BDO Seidman. A representative of BDO Seidman is expected to be present at the Annual Meeting and will have an opportunity to make a statement at such time and respond to appropriate questions.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

FEES PAID TO BDO SEIDMAN

During 2008 and 2009, we retained our principal accountants, BDO Seidman, in several capacities (in thousands):

	2008	2009
Audit Fees—Annual Audit and Quarterly Reviews	$215	$190
Audit-Related Fees	53	50
Tax Fees	—	20
All Other Fees	—	—

Total	$268	$260

Audit Fees. Audit fees represent amounts incurred in connection with the audit of our annual financial statements included in our Form 10-K and review of quarterly financial statements included in our Forms 10-Q.

Audit-Related Fees. Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal controls over financial reporting, including services in connection with the audit of our employee benefit plan and various consultations.

Tax Fees. Tax fees represent amounts incurred in connection with the preparation of our federal and state income tax returns and other tax matters.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies. Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, a copy of which is available on our website at www.edgar-online.com.

All fees paid by us to our independent registered public accounting firm were approved by the Audit Committee in advance of the services being performed by such auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN TO SERVE AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2010.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, accompanies this proxy statement. Upon written request, we will send to stockholders of record, without charge, additional copies of our Annual Report on Form 10-K, as amended (without exhibits), and additional copies of this proxy statement, each of which we have filed with the Securities and Exchange Commission. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send to stockholders of record copies of any exhibit to our Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission. All written requests should be sent to EDGAR Online, Inc., 122 East 42nd Street, Suite 2400, New York, New York, 10168, Attention: Corporate Secretary.

By Order of the Board of Directors

Philip D. Moyer

President and Chief Executive Officer

Dated:                     , 2010

Appendix A

AMENDMENT #3

TO

2005 STOCK AWARD AND INCENTIVE PLAN

WHEREAS, EDGAR Online, Inc. (the “Company”), maintains the 2005 Stock Award and Incentive Plan (the “Plan”) in order to aid the Company in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its Subsidiaries or Affiliates (both as defined in the Plan), to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants (as defined in the Plan) with those of stockholders;

WHEREAS, the Board of Directors and the stockholders of the Company have approved an amendment to the Plan (“Amendment #3”) to increase the maximum number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Plan by five million nine hundred fifty-five thousand one hundred and nine (5,955,109) shares of Common Stock.

NOW THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

1.	Effective as of the date hereof, Section 4(a) of the Plan is hereby amended, in its entirety, to read as follows:

“(a) The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) nine million forty-two thousand six hundred and nine (9,042,609) shares, plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plans plus (iii) the number of shares subject to awards under the Plan or Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

2.	In all respects not amended by Amendment #3, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the appropriate officer of the Company has executed this Amendment #3, effective as of June 22, 2010.

EDGAR ONLINE, INC.

By:	/s/ Philip D. Moyer
Philip D. Moyer President and Chief Executive Officer

Appendix B

EDGAR ONLINE, INC.

2005 STOCK AWARD AND INCENTIVE PLAN

EDGAR ONLINE, INC.

2005 STOCK AWARD AND INCENTIVE PLAN

EDGAR ONLINE, INC.

2005 STOCK AWARD AND INCENTIVE PLAN

1. Purpose. The purpose of this 2005 Stock Award and Incentive Plan (the “Plan”) is to aid EDGAR Online, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its Subsidiaries or Affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Affiliate” shall mean any entity that directly or indirectly controls, or is under common control with, the Company or any entity, including an entity which acquires such an interest in the future, which has a significant equity interest in the Company or any Subsidiary or is a partner or joint venture with the Company or an Subsidiary or a joint venture in which the Company or a Subsidiary has a substantial direct or indirect equity investment, as determined by the Committee, in its sole discretion.

(b) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(c) “Annual Limit” shall have the meaning specified in Section 5(b).

(d) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(e) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(f) “Board” means the Company’s Board of Directors.

(g) “Cause” shall have the meaning defined in any employment agreement or severance agreement between the Participant and the Company or a Subsidiary or Affiliate then in effect or, if no such agreement is then in effect or no definition of “Cause” is contained therein, “Cause” shall mean (i) the Participant’s willful and continued failure substantially to perform the duties of his or her position after notice and opportunity to cure; (ii) any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates; (iii) an act that constitutes misconduct resulting in a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement within the meaning of Section 304 of The Sarbanes-Oxley Act of 2002; or (iv) a felony conviction in a court of law under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a Subsidiary or Affiliate conducts business which materially impairs the value of the Participant’s service to the Company or any of its Subsidiaries or Affiliates; provided, however, that for purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company’s best interests, and no act or failure to act shall be deemed “willful” if it results from any incapacity of the Participant due to physical or mental illness.

(h) “Change in Control” and related terms have the meanings specified in Section 9.

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(i) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(j) “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Securities and Exchange Commission listing requirements, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under SEC regulations , in which case the term “Committee” shall refer to the Board.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(j) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(m) “Effective Date” means the effective date specified in Section 11(q).

(n) “Eligible Person” has the meaning specified in Section 5.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(p) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

(q) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(r) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(s) “Option” means a right, granted under this Plan, to purchase Stock.

(t) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(u) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(w) “Preexisting Plans” means each of the following Company plans: 1996 Stock Option Plan, FreeEDGAR Stock Option Plan, 1999 Stock Option Plan, and 1999 Outside Directors’ Stock Option Plan.

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(x) “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(z) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa) “Stock” means the Company’s Common Stock, par value $.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(bb) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

(cc) “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its sole discretion.

(dd) “10% Owner” means an individual who owns (or is treated a owning) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as such terms are defined in Sections 424(e) and (f) of the Code.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, and (ii) permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a Subsidiary or Affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the

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Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary or Affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 1,087,500 million shares, plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plans plus (iii) the number of shares subject to awards under the Plan or Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). For purposes of the Plan, shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an award under the Plan or a Preexisting Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan; and (ii) shares that are withheld from such an award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered to the Participant and will be available under the Plan. The maximum number of shares that may be issued under the Plan as set forth in Section 4(a) shall not be affected by (i) the payment in cash of dividends or Dividend Equivalents in connection with outstanding Awards or (ii) the granting or payment of Stock-denominated Awards that by their terms may be settled only in cash. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Subject to Section 6(b)(iii), Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any Subsidiary or Affiliate or an independent contractor employed by the Company or a Subsidiary or Affiliate, including any executive officer or non-employee director of the Company or a Subsidiary or Affiliate, and any person who has been offered employment by the Company or a Subsidiary or Affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a Subsidiary or Affiliate. Subject to applicable Treasury Regulations with respect to ISOs, an employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary or Affiliate for purposes of eligibility for participation in the Plan. Holders of awards granted by a company or business acquired by the Company or a Subsidiary or Affiliate, or with which the Company or a Subsidiary or Affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) up to his or her Annual Limit. A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, in the case of Options, SARs, Restricted Stock, Restricted Stock Units, bonus Stock or other Stock-based Awards, shall equal 300,000 shares plus the amount of the Participant’s unused Annual Limit relating to Stock-denominated Awards as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $1,000,000 plus the amount of the Eligible Person’s

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unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Option. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). In the case of an ISO granted to a 10% Owner, the exercise price shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a Subsidiary or Affiliate, or with which the Company or a Subsidiary or Affiliate combines may be granted with an exercise price per share of Stock other than as required above.

(ii)	Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant; and provided further that in the case of an ISO granted to a 10% Owner, in no event shall the term of the ISO exceed a period of five years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise, if such withholding or withholding feature will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any Subsidiary or Affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422 and the specific terms of the Plan which apply to ISOs. Only persons who are employees of the Company or a parent of subsidiary of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively) may be granted ISOs. To the extent that the aggregate fair market value of Stock (determined at the time of grant) with respect to which an ISO is exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parents or subsidiaries) exceeds $100,000, such Option is treated as an Option which is not an ISO.

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(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control price) over (B) the grant price of the SAR, which shall be determined by the Committee but which in any event shall be not less than the Fair Market Value of a share of Stock on the date of grant of the SAR, subject to Section 8(a).

(ii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award (cash SARs will in all cases be 409A Awards). The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to

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elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i)	Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSUs shall be subject to such vesting schedules, restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. RSUs may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(l)), as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the RSU), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligation. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a Subsidiary or Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries or Affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

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(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards, Including Annual Incentive Awards.

(a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria may be used by the Committee in establishing performance goals for such Performance Awards for the Company, including:

(1)	sales or sales growth;

(2)	expenses or expense ratios;

(3)	operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(4)	net income or net income per common share (basic or diluted; including or excluding extraordinary items);

(5)	return on assets, return on investment, return on capital, or return on equity;

(6)	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(7)	economic profit or value created;

(8)	stock price or total stockholder return; and

(9)

specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new projects, new products, or new ventures; customer satisfaction; staffing, training and development, succession planning or employee

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satisfaction; goals relating to acquisitions, divestitures, affiliates or joint ventures, to the extent the Committee determines such criteria are consistent with the requirements of Section 162(m).

Business criteria may be measured on a consolidated basis, by department, group or business unit, or for specified Subsidiaries or Affiliates of the Company. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

(i)	Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)

Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive

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Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event prior to the end of a performance period or settlement of such Annual Incentive Award.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable To Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and (l), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

9. Change in Control.

(a) Other provisions of the Plan notwithstanding but subject to the limitations set forth in this Section 9, the Committee may provide, in an Award agreement or in such other manner as the Committee may specify, that in the event of a Change in Control or a termination of employment or service following a Change in Control, any or all of the following terms will apply:

(i)	That an outstanding Award will vest in whole or in part, thereby becoming non-forfeitable and entitling the Participant to exercise specified rights under the Award, and that the Award will remain outstanding for specified periods thereafter (but not beyond the maximum term of the Award permitted under the Plan);

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(ii)	That any period in which settlement of an outstanding Award is to be deferred beyond the date of vesting will immediately end, except as limited under Code Section 409A;

(iii)	That, with respect to an outstanding Award subject to the achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met at a specified level (for example, at target level or maximum level), or that such level of performance will be determined in some other manner;

(iv)	That an outstanding Award will be immediately settled by payment of cash, or the Participant will be permitted during a specified period to elect such a cash settlement, with the amount of cash payable equal to the amount that would have been obtained upon the exercise, payment or distribution of such Award had such Award been currently exercisable, or if no such cash would be payable upon the exercise, payment or distribution of such Award had such Award been currently exercisable, that such Award be immediately terminated, or a value determined in another specified manner, at a specified date or during a specified period, except as limited under Code Section 409A; and/or

(v)	Cause the Award to be assumed, or new rights substituted therefore, by the surviving corporation in such change.

(b) For purposes of the Plan, a “Change of Control” shall be deemed to occur if and when

(i)	any person, including a “person” as such term is used in Section 14(d)(2) of the Exchange Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)	any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company;

(iii)	individuals who, as of June 24, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 24, 2005 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv)	all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v)	there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

Any of the terms of Awards relating to a Change in Control shall apply to a Non-409A Award only to the extent permitted without causing the Award to become subject to Code Section 409A, and shall apply to a 409A Award only to the extent permitted under Code Section 409A. For this purpose, Code Section 409A may permit some of the terms specified above to apply only if the Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the

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Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i)	The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event (but not earlier than termination of employment in the case of an equity award accounted for under APB 25); and

(ii)	The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company (but not earlier than termination of employment in the case of an equity award accounted for under APB 25), the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a Subsidiary or Affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a Subsidiary or Affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a Subsidiary or Affiliate and resulting in his or her termination of employment, or during the one-year period following termination of such employment:

(i)	The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, ad-visor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a Subsidiary or Affiliate; (B) induces any customer or supplier of the Company or a Subsidiary or Affiliate, or a company with which the Company or a Subsidiary or Affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any Subsidiary or Affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a Subsidiary or Affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)	The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any Subsidiary or Affiliate, any confidential or proprietary information of the Company or any Subsidiary or Affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its Subsidiaries or Affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

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(iii)	The Participant fails to cooperate with the Company or any Subsidiary or Affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such Subsidiary or Affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or other-wise fails to assist the Company or any Subsidiary or Affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such Subsidiary or Affiliate, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its Subsidiaries and Affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary or Affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate and, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the

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number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate or other business unit, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder or (iii) would cause 409A Awards to fail to meet the requirements of Section 409A of the Code. Any adjustment to an ISO under this Section 11(c) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11(c) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment or substitution hereunder and, upon notice, such adjustment or substitution shall be conclusive and binding for all purposes.

(d) Tax Provisions.

(i)	Withholding. The Company and any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company. It shall be a condition to the obligation of the Company to issue Stock upon the exercise of an Option or an SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

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(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the Nasdaq National Market or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, SAR, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder. Adjustments to awards under Section 11(c) will not be deemed “repricings,” however. With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. With respect to Awards subject to Section 409A of the Code, unless the Committee determines otherwise, any amendment, suspension or termination of the Plan shall conform to the requirements of Section 409A of the Code.

(f) Right of Setoff. The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary or Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and set off. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Section 409A. For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting. This provision shall cease to be effective if and at such time as the Company elects to no longer account for equity compensation under APB 25.

(m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary or Affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary or Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv)

16

conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Voting. The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by such person as the Committee may designate (the “Plan Administrator”) in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable rules of the principal stock exchange or market on which the Stock is traded). Shares subject to Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from Participants (unless to do so would constitute a violation of fiduciary duties or any applicable rules of the principal stock exchange or market on which the Stock is traded).

(r) Successors and Assigns. The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(s) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plans, but any outstanding awards under the Preexisting Plans shall continue in accordance with their terms (this includes authority to modify any such award to the full extent permitted under the Preexisting Plan). Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

17

AMENDMENT #1

TO

2005 STOCK AWARD AND INCENTIVE PLAN

WHEREAS, EDGAR Online, Inc. (the “Company”), maintains the 2005 Stock Award and Incentive Plan (the “Plan”) in order to aid the Company in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its Subsidiaries or Affiliates (both as defined in the Plan), to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants (as defined in the Plan) with those of stockholders;

WHEREAS, the Board of Directors and the stockholders of the Company have approved an amendment to the Plan (“Amendment #1”) to increase the maximum number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Plan by one million (1,000,000) shares of Common Stock.

NOW THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

1. Effective as of the date hereof, Section 4(a) of the Plan is hereby amended, in its entirety, to read as follows:

“(a) The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) two million eighty-seven thousand five hundred (2,087,500) shares, plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plans plus (iii) the number of shares subject to awards under the Plan or Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

2. In all respects not amended by Amendment #1, the Plan is hereby ratified and confirmed.

[Signature page follows]

IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the appropriate officer of the Company has executed this Amendment #1, effective as of June 23, 2008.

EDGAR ONLINE, INC.

By:	/s/ Philip D. Moyer
Philip D. Moyer
President and Chief Executive Officer

AMENDMENT #2

TO

2005 STOCK AWARD AND INCENTIVE PLAN

WHEREAS, EDGAR Online, Inc. (the “Company”), maintains the 2005 Stock Award and Incentive Plan (the “Plan”) in order to aid the Company in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company or its Subsidiaries or Affiliates (both as defined in the Plan), to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants (as defined in the Plan) with those of stockholders;

WHEREAS, the Board of Directors and the stockholders of the Company have approved an amendment to the Plan (“Amendment #2”) to increase the maximum number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Plan by one million (1,000,000) shares of Common Stock and to make clear that, under the Plan, the Company may not reprice stock options or stock appreciation rights without stockholder approval.

NOW THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

1. Effective as of the date hereof, Section 4(a) of the Plan is hereby amended, in its entirety, to read as follows:

“(a) The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) three million eighty-seven thousand five hundred (3,087,500) shares, plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plans plus (iii) the number of shares subject to awards under the Plan or Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

2. The following language shall be inserted after the last sentence in Section 8(a) entitled Certain Provisions Applicable to Awards – Stand-Alone, Additional, Tandem and Substitution Awards:

Anything else in this Section 8(a) notwithstanding, no grant of an Award that would constitute a “repricing” as defined by Section 11(e) shall be made without the approval of stockholders.

3. In all respects not amended by Amendment #2, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the appropriate officer of the Company has executed this Amendment #2, effective as of June 10, 2009.

EDGAR ONLINE, INC.

By:	/s/ Philip D. Moyer
Philip D. Moyer
President and Chief Executive Officer

Annex A

PROXY CARD FOR HOLDERS OF COMMON STOCK

EDGAR ONLINE, INC.

PROXY

2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

The undersigned holder of shares of the common stock, par value $0.01 per share (the “Common Stock”), of EDGAR Online, Inc. (the “Company”). revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company to be held on June 22, 2010 and the Proxy Statement relating thereto, and appoints Philip D. Moyer, Chief Executive Officer and President, and Lauren B. Zinman, Vice President – General Counsel, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 122 East 42nd Street, Suite 2400, New York, New York 10168, on Tuesday, June 22, 2010 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for election by the holders of shares of the Common Stock as director and “FOR” Proposal 2, 3 and 4. To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

1.	To elect five directors to serve on the Board of Directors of the Company until the Company’s 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

Alfred R. Berkeley, III Richard L. Feinstein Mark Maged Philip D. Moyer William J. O’Neill, Jr.	☐	FOR all nominees listed at left (except as written below to the contrary)	☐	WITHHOLD AUTHORITY TO VOTE for all nominees listed at left

Instruction: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided above.

2.	To consider and act upon a proposal to authorize, approve and adopt an amendment to the Company’s 2005 Stock Award and Incentive Plan to increase the number of shares of Common Stock available for award under such Plan;

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3.	To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized shares of Common Stock thereunder;

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

4.	To approve and ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

In their discretion, the proxies are authorized to act upon all matters incident to the conduct of the Annual Meeting or any adjournments or postponements thereof and upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

______________________________________

Date: ____________________, 2010

Signature: _____________________________________________________

Signature if held jointly: ___________________________________________

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 22, 2010

This proxy statement and our 2009 annual report to stockholders are available at

http://www.edgar-online.com/About/InvestorRelations/ProxyMaterials.aspx.

Annex B

PROXY CARD FOR HOLDERS OF SERIES B PREFERRED STOCK

EDGAR ONLINE, INC.

PROXY

2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

The undersigned holder of shares of the Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of EDGAR Online, Inc. (the “Company”). revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company to be held on June 22, 2010 and the Proxy Statement relating thereto, and appoints Philip D. Moyer, Chief Executive Officer and President, and Lauren B. Zinman, Vice President – General Counsel, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of the Series B Preferred Stock that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 122 East 42 nd Street, Suite 2400, New York, New York 10168, on Tuesday, June 22, 2010 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. On all matters except for the election of two directors designated below as the “Series B Nominees,” as to which holders of the Series B Preferred Stock shall be the only stockholders entitled to vote, holders of the Series B Preferred Stock are entitled to vote together with the holders of the Company’s common stock, $0.01 par value, on an as-converted basis each share of Series B Preferred Stock held by them. The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for election by the holders of shares of the Series B Preferred Stock as director and “FOR” Proposal 2, 3 and 4. To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the Annual Meeting, or any adjournment or postponement thereof.

1.	To elect seven directors to serve on the Board of Directors of the Company until the Company’s 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

Alfred R. Berkeley, III John M. Connolly * Richard L. Feinstein Mark Maged Philip D. Moyer William J. O’Neill, Jr. Jeffrey Schwartz * * Series B Nominee	☐	FOR all nominees listed at left (except as written below to the contrary)	☐	WITHHOLD AUTHORITY TO VOTE for all nominees listed at left

Instruction: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided above.

2.	To consider and act upon a proposal to authorize, approve and adopt an amendment to the Company’s 2005 Stock Award and Incentive Plan to increase the number of shares of Common Stock available for award under such Plan;

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3.	To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized shares of Common Stock thereunder;

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

4.	To approve and ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

In their discretion, the proxies are authorized to act upon all matters incident to the conduct of the Annual Meeting or any adjournments or postponements thereof and upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

______________________________________

Date: ____________________, 2010

Signature: _____________________________________________________

Signature if held jointly: ___________________________________________

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 22, 2010

This proxy statement and our 2009 annual report to stockholders are available at

http://www.edgar-online.com/About/InvestorRelations/ProxyMaterials.aspx.